As filed with the Securities and Exchange Commission on October 6, 2006
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       THE MANAGEMENT NETWORK GROUP, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                      48-1129619
     (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                          7300 COLLEGE BLVD., SUITE 302
                             OVERLAND PARK, KS 66210
                                 (913) 345-9315


        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE, AND
                     TELEPHONE NUMBER, INCLUDING AREA CODE)

                        1999 EMPLOYEE STOCK PURCHASE PLAN

                            (FULL TITLE OF THE PLAN)

                               RICHARD P. NESPOLA
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                       THE MANAGEMENT NETWORK GROUP, INC.
                          7300 COLLEGE BLVD., SUITE 302
                             OVERLAND PARK, KS 66210
                                 (913) 345-9315

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                               MARC A. SALLE, ESQ.
                        SONNENSCHEIN NATH & ROSENTHAL LLP
                              4520 MAIN, SUITE 1100
                           KANSAS CITY, MISSOURI 64111
                                 (816) 460-2400

                  CALCULATION OF REGISTRATION FEE


 =============================================================================================================
                                                              PROPOSED           PROPOSED
                                                              MAXIMUM             MAXIMUM
                                                              OFFERING           AGGREGATE       AMOUNT OF
      TITLE OF SECURITIES TO           MAXIMUM AMOUNT          PRICE             OFFERING       REGISTRATION
           BE REGISTERED              TO BE REGISTERED       PER SHARE (1)         PRICE             FEE
 -------------------------------------------------------------------------------------------------------------
 1999 Employee Stock Purchase Plan,
 Common Stock, $0.001 par value        300,000 shares         $1.27925           $383,775        $ 41.06
 -------------------------------------------------------------------------------------------------------------
 TOTAL REGISTRATION FEE                                                                          $ 41.06
 =============================================================================================================



(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 4, 2006 because the price at which the shares may be purchased under the Employee Stock Purchase Plan in the future is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                       THE MANAGEMENT NETWORK GROUP, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents and information filed by The Management Network Group, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 30, 2006

(2)  The  description  of  the  Registrant's   Common  Stock  contained  in  the
Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act and as declared effective on October 13, 1999.

(3) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of the person's service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted hereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8. EXHIBITS.

The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

ITEM 9. UNDERTAKINGS.

A. The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on this 6th day of October, 2006.

                       THE MANAGEMENT NETWORK GROUP, INC.

                           BY: /S/ RICHARD P. NESPOLA
                      -------------------------------------
                           RICHARD P. NESPOLA
                           CHAIRMAN, PRESIDENT AND CHIEF
                           EXECUTIVE OFFICER
                           (PRINCIPAL EXECUTIVE OFFICER)


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard P. Nespola and Donald E. Klumb, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                            TITLE                  DATE
       ---------                            -----                  ----

 /s/ Richard P. Nespola      Chairman, President and Chief       October 6, 2006
 --------------------------  Executive Officer and Director
     Richard P. Nespola      (Principal Executive Officer)


 /s/ Donald E. Klumb         Chief Financial Officer and         October 6, 2006
 --------------------------  Treasurer (Principal Financial and
     Donald E. Klumb         Accounting Officer)


 /s/ Grant G. Behrman        Director                            October 6, 2006
 --------------------------
     Grant G. Behrman


 /s/ Micky K. Woo            Director                            October 6, 2006
 --------------------------
     Micky K. Woo


 /s/ William M. Matthes      Director                            October 6, 2006
 --------------------------
     William M. Matthes

 /s/ Frank M. Siskowski      Director                            October 6, 2006
 --------------------------
     Frank M. Siskowski


 /s/ Roy A. Wilkens          Director                            October 6, 2006
 --------------------------
     Roy A. Wilkens


 /s/ Andrew D. Lipman        Director                            October 6, 2006
 --------------------------
     Andrew D. Lipman


 /s/ Robert J. Currey        Director                            October 6, 2006
 --------------------------
     Robert J. Currey

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                       REGISTRATION STATEMENT ON FORM S-8

                       THE MANAGEMENT NETWORK GROUP, INC.

                                 Octber 6, 2006

                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                             DESCRIPTION
  -------                            -----------
    4.1*      1999 Employee Stock Purchase Plan
    5.1       Opinion of counsel as to legality of securities being registered.
   23.1       Consent of counsel (contained in Exhibit 5.1)
   23.2       Consent of Independent Registered Public Accounting Firm
   24.1       Power of Attorney (see page 5)


* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333- 87383), effective November 23, 1999.